Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
INTELIUS INC.
     The undersigned, as incorporator of a corporation under the General Corporation Law of Delaware, adopts the following Certificate of Incorporation:
ARTICLE 1. NAME
     The name of this corporation is Intelius Inc.
ARTICLE 2. REGISTERED OFFICE AND AGENT
     The address of the registered office of this corporation in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.
ARTICLE 3. PURPOSE
     The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE 4. SHARES
     The total authorized stock of this corporation shall consist of 1000 shares of common stock having a par value of $0.0001 per share.
ARTICLE 5. DIRECTORS
     The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.
ARTICLE 6. INCORPORATOR
     The name and mailing address of the incorporator are as follows:
Christine Welch
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, WA 98101-3099

/s/ Christine Welch
Christine Welch, Incorporator

INTELIUS INC.
RESTATED CERTIFICATE OF INCORPORATION
     The undersigned does hereby certify on behalf of Intelius Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, as follows:
     FIRST: That the undersigned is the duly elected and acting President of the Corporation.
     SECOND: That the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on January 7, 2003 under the name “Intelius, Inc.”
     THIRD: That pursuant to sections 241 and 245 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation, as amended to the date of the filing of this certificate, is hereby amended and restated in its entirety.
     FOURTH: That the Corporation has not received any payment for any of its stock and this Restated Certificate of Incorporation has been duly adopted and approved by the Board of Directors of this Corporation in accordance with the applicable provisions of Section 241 of the Delaware General Corporation Law.
     The undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.
     Executed in Bellevue, Washington on this 3rd day of February, 2003.

By:	/s/ Naveen Jain
Naveen Jain, President

INTELIUS, INC.
RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I — NAME
     The name of this Corporation is Intelius Inc.
ARTICLE II — REGISTERED AGENT AND OFFICE
     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Corporation Trust Center.
ARTICLE III — PURPOSE
     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
ARTICLE IV — AUTHORIZED CAPITAL
(A) Authorized Capital Stock
     This Corporation is authorized to issue 33,000,000 shares of capital stock, par value $0.0001 per share, consisting of 30,000,000 shares of Common Stock (“Common Stock”) and 3,000,000 shares of Preferred Stock (“Preferred Stock”). All of the authorized shares of Preferred Stock shall be designated as Series A Preferred Stock (“Series A Preferred Stock”). The Common Stock shall be further classified as follows: 21,000,000 shares of Common Stock initially shall be classified as Class A Common Stock (“Class A Common Stock”), and 9,000,000 shares of Common Stock initially shall be classified as Class B Common Stock (“Class B Common Stock”). Class B Common Stock shall be convertible into Class A Common Stock as described in Article IV(B) below. As shares of Class B Common Stock are converted into Class A Common Stock, the number of shares classified as Class B Common Stock shall be reduced and the number of shares classified as Class A Common Stock shall be increased on a one-for-one basis.
(B) Common Stock
     Except as expressly provided in this Article IV(B), the Class A Common Stock and Class B Common Stock shall have the same rights and terms and shall rank equally, share ratably and be identical in all respects. Shares of Class A Common Stock and Class B Common Stock shall have the following rights and terms, subject to the rights and preferences of holders of Preferred Stock.

     1. Dividends
     Holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor; provided, however, that the Board of Directors shall declare no dividend, and no dividend shall be paid, with respect to the Class A Common stock or Class B Common Stock, whether paid in cash or property (including, without limitation, shares of Class A Common Stock paid on or with respect to shares of Class A Common Stock or shares of Class B Common Stock paid on or with respect to shares of Class B Common Stock (collectively, “Stock Dividends”)), unless, simultaneously, a comparable dividend is paid with respect to both the Class A Common Stock and Class B Common Stock (meaning, in the case of Stock Dividends, that a Stock Dividend of the same ratio is declared and paid with respect to each of the Class A Common Stock and Class B Common Stock based on the percentage the shares included in the Stock Dividend bear to the total number of shares of such class issued and outstanding immediately prior to payment of such Stock Dividend), except that in the case of any dividend in the form of capital stock of a subsidiary of the Corporation, the capital stock of the subsidiary distributed to holders of Class A Common Stock may differ from the capital stock of the subsidiary distributed to holders of Class B Common Stock to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein. Stock Dividends with respect to Class A Common Stock may only be paid with shares of Class A Common Stock, and Stock Dividends with respect to Class B Common Stock may only be paid with shares of Class B Common Stock.
     2. Voting
     On all matters upon which shareholders are entitled to vote, every holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in its name on the transfer books of the corporation and every holder of Class B Common Stock shall be entitled to fifteen (15) votes in person or by proxy for each share of Class B Common Stock standing in its name on the transfer books of the corporation. The holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters.
     3. Conversion of Class B Common Stock
     Each outstanding share of Class B Common Stock, at the option of the holder thereof, may be converted at any time into one (1) share of Class A Common Stock. Any such conversion shall be effected by the presentation and surrender of the certificates that represent the shares of Class B Common Stock to be converted, at the principal executive offices of the Corporation or at such other place as may from time to time be designated by the Corporation, in such form and accompanied by all transfer taxes (or proof of payment thereof), if any, as shall be required for such transfer, and upon such surrender, the holder of such shares shall be entitled to receive in exchange therefor certificates for fully paid and nonassessable shares of Class A Common Stock at the rate aforesaid, and such holder shall be registered as the holder of such shares of Class A Common Stock.

     4. Subdivisions and Combinations of Shares
     If the corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined.
     5. Liquidation or Dissolution
     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, holders of Class A Common Stock and holders of Class B Common Stock shall receive an equal per share distribution of any assets remaining after payment or provision for liabilities and the liquidation preference on Preferred Stock, if any.
(C) Preferred Stock
     Subject to the rights and preferences of any additional series of Preferred Stock which may be issued in the future, the relative rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock are as follows:
     1. Dividends
          (a) Dividends shall be payable to the holders of Series A Preferred Stock, out of funds legally available therefor, when, as, and if declared by the Board of Directors, acting in its sole discretion. The right to receive dividends shall not be cumulative, and no right shall accrue to holders of any shares of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared and paid in any year. No dividend (except a dividend payable solely in Common Stock of the Corporation) shall be paid to the holders of Common Stock if shares of Series A Preferred Stock are outstanding.
          (b) If at the time any shares of Series A Preferred Stock are converted into Class A Common Stock there are any declared but unpaid dividends on such shares, then the Corporation at its option shall either pay the unpaid dividends or issue additional shares of Class A Common Stock in the amount of the unpaid dividends at the applicable fair market value for such shares then in effect.
     2. Liquidation
          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any class of Common Stock, the amount of $2.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (as so adjusted, the “Original Issue Price”), plus all declared but unpaid dividends on such shares. If the assets and funds available for distribution to the holders of the Series A Preferred Stock shall be insufficient to pay such preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
          (b) After payment in full of the preferential amounts has been made to the holders of the Series A Preferred Stock, all remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock.
          (c) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to include (i) the Corporation’s sale of all or substantially all of its assets, and (ii) the acquisition of the Corporation by another entity (other than a reincorporation for the purpose of changing the Corporation’s domicile) by means of merger or other form of corporate reorganization in which the outstanding shares of this Corporation are exchanged for securities or other consideration issued by or on behalf of the acquiring corporation as a result of which the stockholders of the Corporation immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or resulting corporation.
          (d) The value of any securities to be delivered to the stockholders pursuant to this Section 2 shall be determined as follows:
               (i) If listed on a national securities exchange or the National Market System of the National Association of Securities Dealers, Inc., the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;
               (ii) If actively traded over the counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) prior to the closing; and
               (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Corporation’s board of directors.
          (e) Notwithstanding Section 1 above and this Section 2, the Corporation may at any time, out of funds legally available for such purpose, repurchase shares of Common Stock issued to or held by officers, directors, employees or other service providers upon termination of their employment or services pursuant to agreements providing the Corporation such a right of repurchase, whether or not all declared dividends have been paid.
     3. Conversion
          (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Series A Preferred Stock Original Issue Price by the then effective Series A Conversion Price (as defined below) for the Series A Preferred Stock (the “Series A Conversion Rate”). The

“Series A Conversion Price” initially shall be equal to the Original Issue Price and shall be subject to adjustment as provided in this Section 3.
          (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Series A Conversion Rate (i) with the approval, by affirmative vote, written consent, or agreement, of the holders of at least a majority of the outstanding Series A Preferred Stock voting together as a single class, (ii) upon the voluntary conversion by the holders of not less than a majority of every series of Preferred Stock then outstanding, or (iii) upon the closing an initial public offering of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $4.00 (appropriately adjusted for any stock dividends, combinations and splits) and an aggregate offering price to the public of not less than $15,000,000 (prior to deduction of underwriter commissions and offering expenses) (a “Qualified IPO”).
          (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. The shares of Preferred Stock of each holder converting such shares into Class A Common Stock shall be aggregated for purposes of applying the Series A Preferred Conversion Rate and determining the total number of shares of Class A Common Stock issuable in respect of such converted shares. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such series of Preferred Stock. Conversion of Preferred Stock at the option of the holder thereof shall be effected by delivery, to the office of the Corporation or to any transfer agent for such shares, of duly endorsed certificates for the shares being converted and of written notice to the Corporation that the holder elects to convert such shares. Conversion shall be deemed to occur immediately prior to the close of business on the date the shares and notice are delivered. Automatic conversion of the Preferred Stock pursuant to this section shall be effective without any further action on the part of the holders of such shares and shall be effective whether or not the certificates for such shares are surrendered to the Corporation or its transfer agent. Holders entitled to receive Class A Common Stock upon conversion of Preferred Stock shall be treated for all purposes as the record holders of such shares of Common Stock on the date conversion is deemed to occur. The Corporation shall not be obligated to issue certificates evidencing shares of Class A Common Stock issuable upon conversion of Preferred Stock unless either (i) the certificates evidencing such shares being converted are delivered to the Corporation or its transfer agent as provided above, or (ii) the holder (A) notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and (B) executes an agreement, and at the Corporation’s election provides a surety bond or other security, satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after the delivery of such certificates, or the agreement to indemnify in the case of a lost certificate, issue and deliver at such office to the holder of the shares of Preferred Stock being converted, a certificate or certificates for the number of shares of Common Stock to which the holder is entitled and a check payable to the holder for any cash due with respect to fractional shares.

          (d) Adjustment of Conversion Price for Stock Dividends, Etc. If the outstanding shares of Common Stock are subdivided, by stock split or otherwise, into a greater number of shares of Common Stock, or if the Corporation shall declare or pay any dividend on the Common Stock payable in shares of Common Stock, then the applicable Conversion Price of any outstanding series of Preferred Stock in effect prior to such event shall be proportionately decreased upon the occurrence of such event. If the outstanding shares of Common Stock are combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, then the applicable Conversion Price of any outstanding series of Preferred Stock in effect prior to such event shall be proportionately increased upon the occurrence of such event.
          (e) Adjustments for Other Distributions. If the Corporation fixes a record date for the determination of holders of Class A Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Class A Common Stock (excluding any distribution in which the Preferred Stock participates on an as-converted basis, and any distribution for which adjustment is otherwise made pursuant to this Section 3), then in each such case provision shall be made so that the holders of Preferred Stock receive upon conversion, in addition to the Class A Common Stock issuable upon conversion of their shares, the property or other securities of the Corporation which they would have received had their shares of Preferred Stock been converted into Class A Common Stock immediately prior to such event and had they thereafter retained such securities, subject to all other adjustments called for during such period under this Section 3.
          (f) Adjustments for Reclassification, Exchange and Substitution. If the Class A Common Stock is changed into the same or a different number of shares of any other class or series of stock, whether by capital reorganization, reclassification or otherwise (other than an event treated under Section 2 as a liquidation, dissolution or winding up, and events for which adjustment is made pursuant to Sections 3(d) or 3(e) above), the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization, reclassification or change, be adjusted such that the Preferred Stock shall be convertible into, in lieu of the Class A Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or series of stock equivalent to the number of shares of such other class or series that such holders would have been entitled to receive in such reclassification, capital reorganization or change for the number of shares of Class A Common Stock that the holders would have been entitled to receive upon conversion of their Preferred Stock immediately prior to such reclassification, capital reorganization or change.
          (g) Special One-Time Adjustment for Dilutive Financing. In the event that the Corporation issues and sells Preferred Stock (“New Preferred”), within twelve (12) months after the date of first issuance of any shares of Series A Preferred Stock, at a price per share less than the Series A Conversion Price then in effect, then the Series A Conversion Price shall be reduced, on a one time basis, to be equal to the price per share at which the New Preferred was issued; provided, however, that no such adjustment of the Series A Conversion Price shall be made with respect to any shares of Series A Preferred Stock held by a stockholder (a “Non-Participating Stockholder”) who (i) had previously entered into an agreement with the

Corporation granting such stockholder a right to purchase shares of New Preferred in such a financing, and (ii) does not purchase the maximum number of shares of New Preferred which such agreement entitles such stockholder to purchase. Notwithstanding any other provision of this Restated Certificate, shares of Series A Preferred Stock held by a Non-Participating Stockholder shall be automatically reclassified into a new Series of Preferred Stock to be referred to as Series A-1 Preferred Stock, such reclassification and the authorization of such Series A-1 Preferred Stock to require no further action on the part of the Corporation or the holder of such shares, and such reclassification to be deemed to have occurred immediately prior to the issuance of the New Preferred. Any shares so reclassified shall be noted as such on the books of the Corporation. The number of shares of Series A Preferred Stock authorized for issuance shall be reduced by the number of shares of Series A-1 Preferred Stock so created, and the number of shares of Series A-1 Preferred Stock shall be correspondingly increased. The rights and preferences of the Series A-1 Preferred Stock shall be equal in all respects to the Series A Preferred Stock, except for the different Conversion Rate applicable thereto resulting from the application of this paragraph. Subject to Section 4 below, all shares of Series A Preferred Stock and Series A-1 Preferred Stock shall vote together as a single class and shall be treated as a single class to the extent allowed under applicable law. In the event the Corporation issues no New Preferred within twelve (12) months after the initial issuance of Series A Preferred Stock, or if New Preferred is issued at a price per share equal to or in excess of the then applicable Series A Conversion Price, this paragraph shall be eliminated from this Restated Certificate of Incorporation at the earliest practicable date.
          (h) No Impairment. The Corporation will not without first obtaining the consent of the holders of a majority of the oustanding shares of each affected series of Preferred stock avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.
          (i) Certificate as to Adjustments. The Corporation shall promptly compute each applicable Conversion Price adjustment and provide each holder of Preferred Stock a certificate describing such adjustment and showing in detail the facts upon which such adjustment is based. If requested in writing by any holder of Preferred Stock, the Corporation shall provide such holder a certificate describing any Conversion Price adjustments, the current Conversion Price and the amount of Common Stock or other property issuable upon conversion of the particular series of Preferred Stock.
          (j) Notices of Record Date. If the Corporation shall propose at any time:
               (A) to declare any dividend or distribution upon its Class A Common Stock other than a distribution payable solely in Class A Common Stock;
               (B) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (C) to effect any reclassification or recapitalization of its Class A Common Stock; or
               (D) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;
     Then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:
               (1) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Class A Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (C) and (D) above; and
               (2) in the case of the matters referred to in (C) and (D) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Class A Common Stock shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon the occurrence of such event).
          Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the addresses for such stockholders as shown on the books of this Corporation.
     4. Voting
     Except as expressly provided by this Certificate of Incorporation or as required by law, the holders of Preferred Stock shall have the same voting rights as the holders of the Class A Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the holders of Preferred Stock shall vote together as a single class on all matters. Each holder of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Class A Common Stock into which such shares of Preferred Stock could then be converted. Fractional votes shall not be permitted. Any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
     5. Protective Provisions
     For so long as not less than five hundred thousand (500,000) shares of Preferred Stock remain outstanding (as adjusted for stock dividends, combinations and splits), this Corporation shall not, without the approval of the holders of at least a majority of the Preferred Stock voting together as a single class on an as-converted basis take any action that:
               (a) alters or changes the rights, preferences or privileges of the Preferred Stock so as to materially and adversely affect such shares;
               (b) amends the Corporation’s certificate of incorporation or bylaws in a manner that materially and adversely affects the holders of the Preferred Stock.
     6. Status of Converted Shares
     In the event any shares of Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.
     7. Reservation of Shares
     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.
ARTICLE V — INDEMNIFICATION OF DIRECTORS; LIMITATION
OF DIRECTOR LIABILITY
     (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
     (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
     (C) Neither any amendment nor repeal of this Article V, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VI — BYLAWS
     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.
ARTICLE VII — ELECTION OF DIRECTORS
     Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.
ARTICLE VIII — PERPETUAL EXISTENCE
     The Corporation is to have perpetual existence.
ARTICLE IX — BOARD OF DIRECTORS
     The number of directors which will constitute the whole Board of Directors shall be designated in the Bylaws of the Corporation.
ARTICLE X — STOCKHOLDER MEETINGS
     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation.

State of Delaware Secretary of State Division of Corporations Delivered 06:28 PM 11/29/2007 FILED 06:28 PM 11/29/2007 SRV 071269060 — 3611777 FILE
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
INTELIUS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
First:  The Board of Directors of said corporation, in accordance with Section 141 of the General Corporation Law of the State of Delaware, at a meeting duly held on October 29, 2007, adopted the following resolutions setting forth the proposed amendments to the Restated Certificate of Incorporation of said corporation, declaring said amendments to be advisable to the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:
RESOLVED: That the following amendments to Article IV of the Restated Certificate of Incorporation of the Corporation, are hereby authorized and approved:
The last sentence of paragraph (A) of Article IV of the Restated Certificate of Incorporation of this Corporation is hereby amended to read as follows:
“As shares of Class B Common Stock are converted into Class A Common Stock, the number of shares classified as Class B Common Stock shall be reduced and the number of shares classified as Class A Common Stock shall be increased in proportion to the conversion ratio set forth in the first sentence of Section 3 of paragraph (B) of this Article IV.”
The first sentence of paragraph (B) of Article IV of the Restated Certificate of Incorporation of this Corporation is hereby amended to read as follows:
“Each outstanding share of Class B Common Stock, at the option of the holder thereof, may be converted at any time, or upon mandatory automatic conversion in the manner hereinafter provided in this Section 3 of paragraph (B) of Article IV shall be converted, into 1.15 shares of Class A Common Stock.”
The last sentence of paragraph (B) of Article IV of the Restated Certificate of Incorporation of this Corporation is hereby amended to read as follows:
“Anything to the contrary herein notwithstanding, each share of Class B Common Stock shall automatically be converted into shares of Class A Common Stock at the foregoing conversion ratio with the approval, by affirmative vote, written consent, or agreement, of the holders of at least a majority of the outstanding Class B Common Stock, voting together as a single class.”

FURTHER RESOLVED:  That the approval of the foregoing amendments to the Restated Certificate of Incorporation of this Corporation by the holders of the outstanding Class B Common Stock shall hereby be deemed, for purposes of Section 3 of paragraph (8) of Article IV of the Restated Certificate of Incorporation, to constitute the consent and agreement of the holders of the outstanding Class B Common Stock to the automatic mandatory conversion of each share of Class B Common Stock into 1.15 shares of Class A Common Stock, so that upon the effectiveness of these amendments to the Restated Certificate of Incorporation, all of the shares of Class B Common Stock shall thereupon automatically become converted into shares of Class A Common Stock pursuant to the conversion ratio.
FURTHER RESOLVED:  That the officers of the Corporation be and they are hereby authorized and directed, jointly and severally for and in the name of and on behalf of the Corporation, to take any and all other steps or actions which they may deem necessary or advisable in order to effectuate the purpose of each and all of the foregoing resolutions and to consummate the said amendments to the Restated Certificate of Incorporation, including the filing of the amendments to the Certificate of Incorporation with the Secretary of State for the State of Delaware.
FURTHER RESOLVED:  The written consent to these resolutions may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
Second:  That in lieu of a meeting and vote of stockholders, a majority of stockholders of each class of stock have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.
Third:  That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
Fourth:  That this Certificate of Amendment of Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State’s office.
Dated: November 29, 2007.

INTELIUS INC.
By:	/s/ Naveen Jain
Naveen Jain, President

2

INTELIUS INC.
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I — NAME
          The name of this Corporation is Intelius Inc.
ARTICLE II — REGISTERED AGENT AND OFFICE
          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III — PURPOSE
          The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
ARTICLE IV — AUTHORIZED CAPITAL
A.	Authorized Capital Stock
          This Corporation is authorized to issue 111,667,500 shares of capital stock, par value $0.0001 per share, consisting of 100,000,000 shares of Common Stock (“Common Stock”) and 11,667,500 shares of Preferred Stock (“Preferred Stock”) of which 1,667,500 shares shall be designated as Series A Preferred Stock (“Series A Preferred Stock”). The Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of that Preferred Stock adopted by the Corporation’s Board of Directors.
B.	Common Stock
          Shares of Common Stock shall have the following rights and terms, subject to the rights and preferences of holders of Preferred Stock.
1.	Dividends
          Holders of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor.

2.	Voting
          On all matters upon which shareholders are entitled to vote, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in its name on the transfer books of the corporation.
C.	Series A Preferred Stock
          Subject to the rights and preferences of any additional series of Preferred Stock which may be issued in the future, the relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock are as follows:
1.	Dividends
                    a. Dividends shall be payable to the holders of Series A Preferred Stock, out of funds legally available therefor, when, as, and if declared by the Board of Directors, acting in its sole discretion. The right to receive dividends shall not be cumulative, and no right shall accrue to holders of any shares of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared and paid in any year. No dividend (except a dividend payable solely in Common Stock of the Corporation) shall be paid to the holders of Common Stock if shares of Series A Preferred Stock are outstanding.
                    b. If at the time any shares of Series A Preferred Stock are converted into Common Stock there are any declared but unpaid dividends on such shares, then the Corporation at its option shall either pay the unpaid dividends or issue additional shares of Common Stock in the amount of the unpaid dividends at the applicable fair market value for such shares then in effect.
2.	Liquidation
                    a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any class of Common Stock, the amount of $2.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (as so adjusted, the “Original Issue Price”), plus all declared but unpaid dividends on such shares. If the assets and funds available for distribution to the holders of the Series A Preferred Stock shall be insufficient to pay such preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
                    b. After payment in full of the preferential amounts has been made to the holders of the Series A Preferred Stock, all remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock.

                    c. For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to include (i) the Corporation’s sale of all or substantially all of its assets, and (ii) the acquisition of the Corporation by another entity (other than a reincorporation for the purpose of changing the Corporation’s domicile) by means of merger or other form of corporate reorganization in which the outstanding shares of this Corporation are exchanged for securities or other consideration issued by or on behalf of the acquiring corporation as a result of which the stockholders of the Corporation immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or resulting corporation.
                    d. The value of any securities to be delivered to the stockholders pursuant to this Section 2 shall be determined as follows:
                         (1) If listed on a national securities exchange or the National Market System of the National Association of Securities Dealers, Inc., the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;
                         (2) If actively traded over the counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the closing; and
                         (3) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Corporation’s board of directors.
                    e. Notwithstanding Section 1 above and this Section 2, the Corporation may at any time, out of funds legally available for such purpose, repurchase shares of Common Stock issued to or held by officers, directors, employees or other service providers upon termination of their employment or services pursuant to agreements providing the Corporation such a right of repurchase, whether or not all declared dividends have been paid.
3.	Conversion
                    a. Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Preferred Stock Original Issue Price by the then effective Series A Conversion Price (as defined below) for the Series A Preferred Stock (the “Series A Conversion Rate”). The “Series A Conversion Price” initially shall be equal to the Original Issue Price and shall be subject to adjustment as provided in this Section 3.
                    b. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Rate (i) with the approval, by affirmative vote, written consent, or agreement, of the holders of at least a majority of the outstanding Series A Preferred Stock voting together as a single class, (ii) upon the voluntary conversion by the holders of not less than a majority of every series of Preferred Stock then outstanding, or (iii) upon the closing of an initial public offering of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $4.00 (appropriately adjusted for any stock dividends, combinations and splits) and an aggregate offering price to the public of not less than $15,000,000 (prior to deduction of underwriter commissions and offering expenses) (a “Qualified IPO”).
                    c. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. The shares of Series A Preferred Stock of each holder converting such shares into Common Stock shall be aggregated for purposes of applying the Series A Preferred Conversion Rate and determining the total number of shares of Common Stock issuable in respect of such converted shares. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such series of Preferred Stock. Conversion of Series A Preferred Stock at the option of the holder thereof shall be effected by delivery, to the office of the Corporation or to any transfer agent for such shares, of duly endorsed certificates for the shares being converted and of written notice to the Corporation that the holder elects to convert such shares. Conversion shall be deemed to occur immediately prior to the close of business on the date the shares and notice are delivered. Automatic conversion of the Series A Preferred Stock pursuant to this section shall be effective without any further action on the part of the holders of such shares and shall be effective whether or not the certificates for such shares are surrendered to the Corporation or its transfer agent. Holders entitled to receive Common Stock upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holders of such shares of Common Stock on the date conversion is deemed to occur. The Corporation shall not be obligated to issue certificates evidencing shares of Common Stock issuable upon conversion of Series A Preferred Stock unless either (i) the certificates evidencing such shares being converted are delivered to the Corporation or its transfer agent as provided above, or (ii) the holder (A) notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and (B) executes an agreement, and at the Corporation’s election provides a surety bond or other security, satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after the delivery of such certificates, or the agreement to indemnify in the case of a lost certificate, issue and deliver at such office to the holder of the shares of Series A Preferred Stock being converted, a certificate or certificates for the number of shares of Common Stock to which the holder is entitled and a check payable to the holder for any cash due with respect to fractional shares.
                    d. Adjustment of Conversion Price for Stock Dividends, Etc. If the outstanding shares of Common Stock are subdivided, by stock split or otherwise, into a greater number of shares of Common Stock, or if the Corporation shall declare or pay any dividend on the Common Stock payable in shares of Common Stock, then the applicable Conversion Price of any outstanding series of Preferred Stock in effect prior to such event shall be proportionately decreased upon the occurrence of such event. If the outstanding shares of Common Stock are combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, then the applicable Conversion Price of any outstanding series of Preferred Stock in effect prior to such event shall be proportionately increased upon the occurrence of such event.
                    e. Adjustments for Other Distributions. If the Corporation fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock (excluding any distribution in which the Series A Preferred Stock participates on an as-converted basis, and any distribution for which adjustment is otherwise made pursuant to this Section 3), then in each such case provision shall be made so that the holders of Series A Preferred Stock receive upon conversion, in addition to the Common Stock issuable upon conversion of their shares, the property or other securities of the Corporation which they would have received had their shares of Series A Preferred Stock been converted into Common Stock immediately prior to such event and had they thereafter retained such securities, subject to all other adjustments called for during such period under this Section 3.
                    f. Adjustments for Reclassification, Exchange and Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or series of stock, whether by capital reorganization, reclassification or otherwise (other than an event treated under Section 2 as a liquidation, dissolution or winding up, and events for which adjustment is made pursuant to Sections 3(d) or 3(e) above), the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization, reclassification or change, be adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or series of stock equivalent to the number of shares of such other class or series that such holders would have been entitled to receive in such reclassification, capital reorganization or change for the number of shares of Common Stock that the holders would have been entitled to receive upon conversion of their Series A Preferred Stock immediately prior to such reclassification, capital reorganization or change.
                    g. Special One-Time Adjustment for Dilutive Financing. In the event that the Corporation issues and sells Preferred Stock (“New Preferred”), within twelve (12) months after the date of first issuance of any shares of Series A Preferred Stock, at a price per share less than the Series A Conversion Price then in effect, then the Series A Conversion Price shall be reduced, on a one time basis, to be equal to the price per share at which the New Preferred was issued; provided, however, that no such adjustment of the Series A Conversion Price shall be made with respect to any shares of Series A Preferred Stock held by a stockholder (a “Non-Participating Stockholder”) who (i) had previously entered into an agreement with the Corporation granting such stockholder a right to purchase shares of New Preferred in such a financing, and (ii) does not purchase the maximum number of shares of New Preferred which such agreement entitles such stockholder to purchase. Notwithstanding any other provision of this Restated Certificate, shares of Series A Preferred Stock held by a Non-Participating Stockholder shall be automatically reclassified into a new Series of Preferred Stock to be referred to as Series A-l Preferred Stock, such reclassification and the authorization of such Series A-l Preferred Stock to require no further action on the part of the Corporation or the holder of such shares, and such reclassification to be deemed to have occurred immediately prior to the issuance of the New Preferred. Any shares so reclassified shall be noted as such on the books of the

Corporation. The number of shares of Series A Preferred Stock authorized for issuance shall be reduced by the number of shares of Series A-l Preferred Stock so created, and the number of shares of Series A-l Preferred Stock shall be correspondingly increased. The rights and preferences of the Series A-l Preferred Stock shall be equal in all respects to the Series A Preferred Stock, except for the different Conversion Rate applicable thereto resulting from the application of this paragraph. Subject to Section 4 below, all shares of Series A Preferred Stock and Series A-l Preferred Stock shall vote together as a single class and shall be treated as a single class to the extent allowed under applicable law. In the event the Corporation issues no New Preferred within twelve (12) months after the initial issuance of Series A Preferred Stock, or if New Preferred is issued at a price per share equal to or in excess of the then applicable Series A Conversion Price, this paragraph shall be eliminated from this Restated Certificate of Incorporation at the earliest practicable date.
                    h. No Impairment. The Corporation will not without first obtaining the consent of the holders of a majority of the outstanding shares of each affected series of Preferred Stock avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.
                    i. Certificate as to Adjustments. The Corporation shall promptly compute each applicable Conversion Price adjustment and provide each holder of Series A Preferred Stock a certificate describing such adjustment and showing in detail the facts upon which such adjustment is based. If requested in writing by any holder of Series A Preferred Stock, the Corporation shall provide such holder a certificate describing any Conversion Price adjustments, the current Conversion Price and the amount of Common Stock or other property issuable upon conversion of the particular series of Preferred Stock.
                    j. Notices of Record Date. If the Corporation shall propose at any time:
                              (a) to declare any dividend of distribution upon its Common Stock other than a distribution payable solely in Common Stock;
                              (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
                              (c) to effect any reclassification or recapitalization of its Common Stock; or
                              (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;
          Then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock:

                    (i) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (C) and (D) above; and
                    (ii) in the case of the matters referred to in (C) and (D) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).
          Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the addresses for such stockholders as shown on the books of this Corporation.
4.	Voting
          Except as expressly provided by this Amended and Restated Certificate of Incorporation or as required by law, the holders of Series A Preferred Stock shall have (the same voting rights as the holders of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the holders of Series A Preferred Stock shall vote together as a single class on all matters. Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could then be converted. Fractional votes shall not be permitted. Any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
5.	Protective Provisions
          For so long as not less than five hundred thousand (500,000) shares of Series A Preferred Stock remain outstanding (as adjusted for stock dividends, combinations and splits), this Corporation shall not, without the approval of the holders of at least a majority of the Series A Preferred Stock voting together as a single class on an as-converted basis take any action that:
                    a. alters or changes the rights, preferences or privileges of the Series A Preferred Stock so as to materially and adversely affect such shares;
                    b. amends the Corporation’s certificate of incorporation or bylaws in a manner that materially and adversely affects the holders of the Series A Preferred Stock.
6.	Status of Converted Shares
          In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

          The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.
7.	Reservation of Shares
          The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A Preferred Stock.
ARTICLE V — INDEMNIFICATION OF DIRECTORS;
LIMITATION OF DIRECTOR LIABILITY
A. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
C. Neither any amendment nor repeal of this Article V, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VI — BYLAWS
          The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.
ARTICLE VII — ELECTION OF DIRECTORS
          Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.
ARTICLE VIII — PERPETUAL EXISTENCE
          The Corporation is to have perpetual existence.

ARTICLE IX — BOARD OF DIRECTORS
          The number of directors which will constitute the whole Board of Directors shall be designated in the Bylaws of the Corporation.
ARTICLE X — STOCKHOLDER MEETINGS
          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation.
ARTICLE XI — ACTION BY STOCKHOLDERS
          A. Special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Chairperson of the Board, the President, or the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.
Dated: January 8, 2007.

INTELIUS INC.
By:	/s/ Naveen Jain
Naveen Jain, President